Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 of the Annual Report of Daleco Resources Corporation (the “Company”) on Form 10-K for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Amended Report”), Michael D. Parrish, Chief Executive Officer of the Company, and Gary J. Novinskie, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to such officer’s knowledge:

(1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods expressed in the Report.

By:	/s/ MICHAEL D. PARRISH
Michael D. Parrish
Chief Executive Officer

May 9, 2013

By:	/s/ GARY J. NOVINSKIE
Gary J. Novinskie
Chief Financial Officer

May 9, 2013

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.